UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2009
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.      Unregistered Sales of Equity Securities.

The Ryland Group, Inc. (the “Company”) has entered into an additional privately negotiated agreement with a holder of its 5 3/8 % Senior Notes due 2015 (the “Notes”), pursuant to which the Company agreed to exchange 145,000 shares of its common stock, par value $1.00 per share (the “Common Stock”) for $3 million in aggregate principal amount of the Notes on May 29, 2009.  Previously, during the period between May 7, 2009 and May 26, 2009, the Company issued an aggregate of 584,000 shares of its Common Stock in exchange for $12.5 million in aggregate principal amount of the Notes.

The Company will not receive any cash proceeds as a result of the exchange of its Common Stock for the Notes.  The Company may engage in additional exchanges in respect of its outstanding indebtedness if and as favorable opportunities arise.

The Company has issued or will issue the Common Stock pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: May 28, 2009	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel and Secretary